                                                                     EXHIBIT 1.1


                                 450,000 SHARES

                           FIRST COMMUNITY CORPORATION

                                  COMMON STOCK




                             UNDERWRITING AGREEMENT



                                                      June ______, 1998


EDGAR M. NORRIS & CO., INC.
  As representative of the several
  Underwriters named in Schedule I hereto
c/o Edgar M. Norris & Co., Inc.
15 South Main Street
Greenville, South Carolina 29602

Ladies and Gentlemen:

         First Community Corporation, a South Carolina corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representative (the "Representative") an aggregate of 450,000 shares (the "Firm Shares") of Common Stock, par value $1.00 per share of the Company (the "Common Stock"), and, at the election of the Underwriters, up to 67,500 additional shares (the "Additional Shares") of Common Stock to cover over-allotments. The Firm Shares and the Additional Shares which the Underwriters elect to purchase pursuant to
Section 1 hereof collectively are called the "Shares."

         1.       Purchase and Sale of the Shares.

                  (a) Subject to the terms and conditions set forth herein and on the basis of the representations, warranties, covenants and agreements herein contained, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto, at a purchase price per share of $______, which represents a gross underwriting discount of seven percent (7.0%) of the offering price of the securities (the "Underwriting Discount").

         Subject to the terms and conditions set forth herein, the Company shall have the right to direct the Underwriters, subject to the Underwriters' receipt of approval from the National Association of Securities Dealers, Inc. (the "NASD"), to offer and sell up to 70,000 of the Firm Shares (the "Directed Shares") (to be allocated among the Underwriters on a pro rata basis according to the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereto) to the Directors and executive officers of the Company and First Community Bank, N.A., a federally chartered national bank and a wholly-owned subsidiary of the Company (the "Bank"), set forth in Schedule II hereto (the "Named Directors and Officers").

Notwithstanding the first paragraph of this Section 1(a) and subject to the terms and conditions set forth herein and on the basis of the representations, warranties, covenants and agreements herein contained, there shall be no Underwriting Discount in connection with the sale of Directed Shares actually purchased by the Named Directors and Officers. The Underwriting Discount shall apply with respect to any Directed Shares that are not purchased by a Named Director or Executive Officer. The Company shall pay to Edgar M. Norris & Co., Inc. a financial advisory fee of $30,000; provided, however, that if the number of Directed Shares purchased by the Named Directors and Officers is less than 70,000 shares, the financial advisory fee will be equal to an amount determined by multiplying $30,000 by a fraction the numerator of which is the total number of Directed Shares purchased by Named Directors and Officers and the denominator of which is 70,000.

                  (b) Subject to the terms and conditions set forth herein and on the basis of the representations, warranties, covenants and agreements herein contained, the Company hereby grants to the Underwriters the right to purchase, exercisable in whole or in part from time to time at the Underwriters' election, up to 67,500 Additional Shares at the purchase price per share set forth in the first paragraph of Section 1(a) above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Additional Shares may be exercised in whole or in part at any time and from time to time by written notice from you on behalf of the Underwriters to the Company given prior to 9:00 p.m., Atlanta, Georgia time, on the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading) and setting forth the aggregate number of Additional Shares to be purchased and the date on which such Additional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless you and the Company otherwise agree in writing, earlier than two or later than five business days after the date of such notice. The Underwriters shall have no obligation to purchase Additional Shares prior to the exercise of such option to purchase. In the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as provided above, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price per share set forth in the first paragraph of
Section 1(a) above, that portion of the number of Additional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Additional Shares by a fraction the numerator of which is the maximum number of Additional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Additional Shares which all of the Underwriters are entitled to purchase hereunder.

         2. Offering by the Underwriters. Upon the authorization by you of the release of the Firm Shares after the Registration Statement (as hereinafter defined) becomes effective, the several Underwriters propose to offer the Firm Shares and the Additional Shares, if any, for sale upon the terms and conditions set forth in the Prospectus (as hereinafter defined).

         3. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of __________, ____________________, at 10:00 A.M., Atlanta, Georgia time, on
__________, 1998 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of __________ at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., Atlanta, Georgia time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in ________ for inspection and packaging not later than 9:30 A.M., Atlanta, Georgia time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in next day available funds.

         4.       Representations and Warranties of the Company.

         The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a)(i) The Company meets the requirements for use of Form S-2 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Act (collectively referred to as the "Rules and Regulations") and has prepared and filed with the Commission a registration statement relating to the Shares on Form S-2 (No. 333-53065), including the related preliminary prospectus, and such amendments to the registration statement as may have been required to the date of this Agreement (including in each case all documents incorporated by reference or deemed incorporated by reference therein pursuant to Item 12 of Form S-2 under the Act) for the registration of the Shares under the Act. Such registration statement (including all financial statements, schedules and exhibits and (A) all information contained in the form of final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by Rule 430A of the Rules and Regulations to be part of the Registration Statement at the time it was declared effective and (B) all documents incorporated by reference or deemed incorporated by reference in the Prospectus contained in the Registration Statement at the time such Registration Statement became effective), as amended at the time it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement (including all documents incorporated by reference or deemed incorporated by reference therein pursuant to Item 12 of Form S-2 under the Act) or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A of the Rules and Regulations and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the Registration Statement, the prospectus, as so filed, is referred to in this Agreement as the "Prospectus." The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement.

                  (ii) If the Registration Statement has not become effective, a further amendment to such Registration Statement, including a form of final Prospectus, necessary to permit such Registration Statement to become effective will be filed promptly by the Company with the Commission. If such Registration Statement has become effective, a final Prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. Copies of each document with respect to such Registration Statement filed with the Commission have been delivered to you and no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or any other state or federal governmental agency, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein. The Company acknowledges that the statements relating to the Underwriters and the underwriting arrangements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to an Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement (herein referred to as "Underwriter Information").

                  (c) On the date when the Registration Statement shall become or became, as the case may be, effective (the "Effective Date"), when the Prospectus is first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and at each of the Closing Date and the Option Closing Date, (A) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto, including the financial statements and schedules included or incorporated by reference in the Prospectus or the Registration Statement, did or will conform in all material respects to the requirements of the Act and the Rules and Regulations and to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations") and (B) neither the Registration Statement nor the Prospectus or any amendment thereof or supplement thereto, including the financial statements and schedules included or incorporated by reference in the Prospectus or the Registration Statement, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information. All contracts and other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the

Registration Statement have been described in the Registration Statement or the Prospectus or filed as exhibits to, or incorporated by reference in, the Registration Statement, as required by the Act or the Rules and Regulations.

                  (d) Each document incorporated or deemed incorporated by reference into the Prospectus or the Registration Statement, at the time it or any amendment thereto was or hereafter is filed with the Commission, complied or will comply, as the case may be, with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and the Exchange Act Rules and Regulations, and when read together with the other information in the Prospectus at each time the Registration Statement and each time any post-effective amendment to the Registration Statement was or hereafter is declared effective, during the time a Prospectus is required to be delivered by the Act and at the Closing Date and Option Closing Date, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Neither the Company nor the Bank has sustained, directly or indirectly, since the date of its latest financial statements included or incorporated by reference in the Registration Statement, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Prospectus. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Closing Date and Option Closing Date there will not be, any change in the capital stock or long-term debt or short-term debt of the Company or the Bank, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity, assets or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Prospectus, whether or not arising in the ordinary course of business. Except as disclosed in or contemplated by the Prospectus, neither the Company nor the Bank has incurred or undertaken, and prior to the Closing Date and Option Closing Date will not incur or undertake, any liability or obligation, direct, indirect or contingent, not disclosed in the Registration Statement or Prospectus which is material to the business or condition (financial or other) of the Company or the Bank, except for liabilities or obligations incurred in the ordinary course of business; and, except as disclosed in or contemplated by the Registration Statement or the Prospectus, the Company has not declared or paid, and prior to the Closing Date and Option Closing Date will not declare or pay, any dividend on its capital stock.

                  (f) The audited and unaudited financial statements and schedules (including the related notes) of the Company and the Bank included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and the Bank as of the dates indicated and the consolidated results of their respective operations, changes in shareholders' equity and cash flows for the periods specified. Such financial statements, schedules and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement and the summary and selected financial data and other financial and statistical information set forth or incorporated by reference in the Prospectus present fairly the information shown therein and have been derived from, and are consistent with, the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus. The financial statements and schedules (including the related notes) included or incorporated by reference in the Registration Statement or the Prospectus, conform to the requirements of Regulation S-X of the Commission applicable thereto and present fairly the information shown therein for the periods reflected. The statistical information required by Securities Act Industry Guides, Guide 3 (Statistical Disclosure by Bank Holding Companies) of the Commission to be included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information set forth therein, are in compliance with the Act, the Rules and Regulations and such Industry Guide 3, and are consistent with the respective financial statements of the Company and the Bank set forth or incorporated by reference in the Registration Statement and the Prospectus.

                  (g) Each of the Company and the Bank has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the Prospectus or such as do not materially affect the operations of the Company or the Bank, as the case may be, or do not materially affect the value of such property or materially interfere with the use made and purpose of such property. Any real property and buildings held under lease by the Company or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings, and no default has occurred or is continuing under such leases that might result in any material adverse change in the condition (financial or otherwise), business, properties, net worth, results of operations, prospects or management of the Company or the Bank. The only subsidiary (as defined in the Rules and Regulations) of the Company is the Bank. The Company owns directly all of the outstanding capital stock of the Bank; and except for the capital stock of the Bank and as disclosed in the financial statements of the Company included in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm or other entity.

                  (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of South Carolina, with full power and authority (corporate and other) to own or lease its properties and assets, and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing as a foreign corporation under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net worth, results of operations, prospects or management of the Company. The Company is duly registered as a "bank holding company" under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and is in good standing and in full compliance with the BHC Act and the rules and regulations thereunder. The Bank (i) is duly incorporated, duly organized, validly existing and in good standing as a national bank under the laws of the United States, (ii) is a member in good standing of the Federal Reserve System and the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), (iii) is duly authorized and has full power and authority to conduct a general banking business in accordance with its Charter and as described or incorporated by reference in the Registration Statement, subject to supervision by appropriate federal and state regulatory agencies, (iv) has full power and authority to own, lease and operate its properties and assets and conduct its business as described or incorporated by reference in the Prospectus and (v) is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction. Complete and correct copies of the

Articles of Incorporation, Charter and bylaws of the Company and the Bank, and all amendments thereto have been delivered to you.

                  (i) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights and conform to the description of the capital stock contained in the Prospectus. None of the issued shares of the capital stock of the Company has been issued in violation of any preemptive or similar rights (contractual or other). All shares of capital stock of the Company that are subject to outstanding options or warrants, if any, have been duly authorized and, when issued in accordance with the terms of the applicable option or warrant, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or similar rights (contractual or other). There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company, except as disclosed in the Registration Statement and the Prospectus.

                  (j) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of preemptive or similar rights and will conform to the description of the Common Stock contained in the Prospectus. The Underwriters will receive good and marketable title to the Shares to be issued and delivered by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, preemptive rights, shareholders' agreements and voting trusts other than those that may be or might have been created by the Underwriters.

                  (k) All offers and sales of the Company's capital stock or other securities prior to the date hereof were at all relevant times duly registered under the Act and all applicable state securities or "Blue Sky" laws or were the subject of an available exemption from the registration requirements of the Act and all applicable state securities or "Blue Sky" laws.

                  (l) Neither the Company nor the Bank is, nor with the giving of notice of passage of time or both would be, (i) in violation of any provision of its respective Articles of Incorporation or Charter, as the case may be, or its bylaws or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order, (ii) in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or franchise or permit to which the Company or the Bank is a party or by which the Company or the Bank or any of their properties or assets is or may be bound, (iii) in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation of any court or other governmental authority applicable to the business or properties of the Company or the Bank, including, without limitation, all statutes, rules and regulations relating to environmental protection, and the statutes, rules and regulations of any state or other jurisdiction in which the Company or the Bank does business, in each case together with the rules and regulations promulgated thereunder and related thereto, other than any violations or defaults which, in the aggregate, will not have a material adverse effect upon the condition (financial or otherwise), business, properties, net worth, results of operations, prospects or management of the Company or the Bank. The execution and delivery of this Agreement, the issue and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, agreement or other instrument to which the Company or the Bank is a party or by which the Company or the Bank may be bound or to which any of the property or assets of the Company or the Bank is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Charter, as the case may be, or bylaws of the Company or the Bank or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order or franchise or permit. The Company has full power and authority (corporate and other), and, except as required by the Act and state securities or "Blue Sky" laws, all authorizations, approvals, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the issuance, sale and delivery by it of the Shares to be issued, sold and delivered by it hereunder.

                  (m) The Company and the Bank are, and after the issuance of the Shares will continue to be, in compliance with the capital adequacy guidelines adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency (the "OCC") or applicable federal or state regulatory authorities. The Company and the Bank are in compliance with all applicable directives of and agreements with the OCC, Federal Reserve System, the FDIC, and state banking regulatory authorities of the State of South Carolina. The depository accounts of the Bank are insured by the FDIC to the maximum extent allowed by the Federal Deposit Insurance Act, as amended.

                  (n) Except as disclosed in the Registration Statement and the Prospectus, there is no legal or governmental proceedings or other action, suit, proceeding or investigation, before any court or before or by any public, regulatory or governmental body or board or arbitrators pending to which the Company or the Bank or any of their officers or directors is a party, or of which the properties or business of the Company or the Bank is the subject. To the knowledge of the Company, its officers and directors, no such proceedings are threatened or contemplated. No labor dispute by the employees of the Company or the Bank exists, or is imminent or likely, which could have a material adverse effect on their respective conditions (financial or otherwise), business, properties, net worth, results of operations, prospects or management.

                  (o) The accounting firm of Clifton D. Bodiford, C.P.A., which has certified certain consolidated financial statements of the Company, is, and was during the periods covered in its reports included or incorporated by reference in the Registration Statement or Prospectus, independent certified public accountants for the Company and the Bank as required by the Act, the Rules and Regulations, the Exchange Act Rules and Regulations and Regulation S-X of the Commission.

                  (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are properly accounted for and safeguarded against errors or loss from unauthorized use.

                  (q) The Company and the Bank operate and have operated their business in conformity with applicable laws, regulations, ordinances, rules and regulations except where such nonconformance will not result in a material adverse affect on the earnings, assets, business, operations, properties or condition (financial or other) of the Company or the Bank. The Company and the Bank have such permits, licenses, franchises and authorizations of governmental or regulatory authorities (collectively, "Permits") as are necessary to own or lease their properties and conduct their business in the manner described or incorporated by reference in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have any such Permit would not have a material adverse effect on their respective conditions (financial or otherwise), business, properties, net worth, results of operations, prospects or management. The Company and the Bank have fulfilled and performed all of their obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or the Bank.

                  (r) The Company and the Bank have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes of whatever nature due thereon, and no tax deficiency has been, or is likely to be, asserted against the Company or the Bank, which if determined adversely could materially and adversely affect their respective conditions (financial or otherwise), business, properties, net worth, results of operations, prospects or management. The Company and the Bank have prepared or filed all tax information reports and currency transaction reports and secured all IRS W-9 forms or begun backup withholding as required by law, except where the failure to so file, secure or withhold would not have a material adverse effect on their respective conditions (financial or otherwise), business, properties, net worth, results of operations, prospects or management.

                  (s) This Agreement has been duly and validly authorized, executed and delivered by the Company and, upon its due authorization, execution and delivery by the Underwriters, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to general equity principles.

                  (t) The Company and the Bank own, or possess adequate rights to use, all trademarks, service marks, copyrights, patents, software and design licenses, trade secrets and other rights (collectively, "Intangibles") necessary for, or currently used in, the conduct of their respective business as referred to in the Prospectus and, except as may be disclosed in the Prospectus, neither the Company nor the Bank has received notice of infringement of or conflict with the asserted intangibles of others (and there is no basis known to the Company therefor) which, if adversely resolved, could materially and adversely affect the earnings, assets, business or condition (financial or other) of the Company or the Bank.

                  (u) Neither the Company, the Bank nor any of their respective directors, officers or controlling persons (as defined in Section 15 of the Act) (i) has or will take, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, or (ii) since the filing of the Registration Statement, except for the marketing of the Shares and the payment to the Underwriters of the compensation contemplated by Section 1 of this Agreement, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company.

                  (v) The Company, the Bank and their respective officers, directors and employees have complied and will comply with Section 5 of the Act and no person has been authorized to give any information or to make any representation or warranties other than those contained in the Prospectus.

                  (w) Neither the Company nor the Bank, nor any director, officer, agent or employee of the Company nor the Bank nor any other person associated with or acting on behalf of the Company or the Bank has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activities, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iv) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (v) made any payment of funds of the Company or the Bank prohibited by law or set aside any such funds to be used for any payment prohibited by law.

                  (x) Except as set forth or contemplated in the Prospectus, no holder of securities of the Company has any right to require the registration of any securities of the Company, whether or not in connection with the issuance and sale of the Shares.

                  (y) As described in the Registration Statement or the Prospectus, the allowances for possible loan losses at December 31, 1997 and at March 31, 1998 of the Bank were, as of the respective dates thereof, adequate in all material respects to provide for all anticipated losses, net of recoveries related to loans previously charged-off, on loans outstanding as of the respective dates thereof, and there has not been any material adverse change in the collectibility of the loan portfolio of the Bank since March 31, 1998, except as otherwise disclosed in the Registration Statement and the Prospectus, and the provision for possible loan losses maintained by the Bank is adequate in light of anticipated loan charge-offs.

                  (z) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, or a company "controlled" by, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (aa) Except as set forth in the Prospectus, neither the Company nor anyone acting on behalf of the Company has incurred or caused to be incurred any liability on the part of the Company for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with any of the transactions contemplated by this Agreement.

                  (bb) The Preliminary Prospectus and the Prospectus contain or incorporate by reference, if and to the extent required, appropriate disclosure of the material effects that compliance with federal, state and local laws and regulations regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, may have upon capital expenditures, earnings and competitive position of the Company and the Bank, consistent with the Rules and Regulations and with all published interpretations by the Commission of such Rules and Regulations.

                  (cc) The Company and the Bank carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their respective businesses and the value of their respective properties.

                  (dd) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (ee) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         5. Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

                  (a) To use its best efforts to cause the Registration Statement to become effective if, at the time this Agreement is executed, the Registration Statement has not yet been declared effective by the Commission; to file such Prospectus pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement, or if applicable, such earlier times as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date or the Option Closing Date, as the case may be, which shall not previously have been submitted to you a reasonable time prior to the proposed filing or which shall be disapproved by you promptly after reasonable notice by the Company of its proposed filing or which is not in compliance with the Act and the Rules and Regulations; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed, and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or any request by the Commission for the amending or supplementing of the Registration Statement, or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order at the earliest possible time;

                  (b) Promptly from time to time to take such action as you reasonably may request to qualify the Shares for offering and sale under the state securities or "Blue Sky" laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution and for a period of not less than one year after the Effective Date, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not currently so subject;

                  (c) Promptly to furnish to you, without charge, two signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement);

                  (d) To furnish the Underwriters with copies of the Prospectus or any amendment or supplement thereto in such quantities as each Underwriter may from time to time request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If the delivery of the Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall occur which in the judgment of the Company or counsel to the Company should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall immediately prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each Underwriter, without charge, such number of copies thereof as may be reasonably requested. In case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter the Company will prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (e) To make generally available to its security holders a consolidated earnings statement of the Company covering a 12 month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
Section 11(a) of the Act and the Rules and Regulations (including Rule 158 of the Rules and Regulations);

                  (f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of earnings, shareholders' equity and cash flows of the Company and audited by independent certified public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the

Effective Date), summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of five years from the Effective Date, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the NASD or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request;

                  (h) To apply the net proceeds from the Offering in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (i) To comply with the provisions of its undertakings contained in the Registration Statement;

                  (j) That the Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of any of its securities to facilitate the sale or resale of any of the Shares;

                  (k) That the Company will cause the Common Stock, including the Shares, to be listed for quotation on the OTC Bulletin Board. The Company will use its reasonable best efforts to cause the Shares to be listed for trading on the American Stock Exchange or The Nasdaq Stock Market as soon as practicable after the Shares are eligible to be listed thereon. The Company will use its best efforts and take all actions reasonably necessary to cause the Common Stock to continue to be listed on the OTC Bulletin Board or, if the Company satisfies the criteria for listing the Shares thereon, on the American Stock Exchange or The Nasdaq Stock Market for at least five years after the date hereof.

                  (l) That the Company will, and will cause each of its directors, executive officers and beneficial owners (as determined pursuant to Rule 13d-3 of the Exchange Act Rules and Regulations) of more than 2% of the Common Stock, if any, to enter into agreements with you substantially in the form attached as Annex I hereto to the effect that they will not, for a period of 180 days after the commencement of the offering of the Shares, without your prior written consent, offer for sale, sell, contract to sell, grant any rights in, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exchangeable for any shares of Common Stock), or file a registration statement under the Act with respect to any such stock or rights to acquire such stock, except as contemplated in the Prospectus.

         6.       Expenses.

                  (a) The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, the Company will pay or cause to be paid (directly or by reimbursement) the following: (i) all expenses related to due diligence and investigation of the business and financial condition of the Company; (ii) the fees, disbursements and expenses of the Company's and the Bank's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of preparing, printing or producing the Agreement Among Underwriters, this Agreement, the Selected Dealer Agreement, the Blue Sky Memoranda and all other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation and distribution of Blue Sky Memoranda; (v) the fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Shares, including fees and expenses of counsel for the Underwriters in connection with such review; (vi) all stock transfer taxes, if any, incident to the sale and delivery of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) all stock taxes, if any, incident to the sale and delivery of the Shares to the Underwriters; (x) the travel and lodging expenses of employees of the Company who participate in the advertising and marketing of the Shares; (xi) all listing fees for listing the Common Stock on an exchange or Nasdaq; (xii) all miscellaneous expenses referred to in Item 14 of Part II of the Registration Statement; (xiii) the fees and expenses of Underwriters' counsel, up to an amount of $20,000 (exclusive of expenses and fees payable by the Company pursuant to clause (iv) above); (xiv) all miscellaneous and travel fees and expenses of the Underwriters and all expenses of any informational meetings associated with the sale of the Shares; and (xv) all other costs and expenses incident to the performance of the Company's obligations hereunder (including the costs incurred in connection with the closing of the sale of the Additional Shares, if any) that are not otherwise specifically provided for in this Section. The Company, upon your request, will provide funds in advance for filing fees in connection with "Blue Sky" qualifications. It is understood, however, that except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses and any advertising expenses connected with any offers they may make.

                  (b) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Representative for all out-of-pocket expenses (including the fees, disbursements and other charges of your counsel) reasonably incurred in connection herewith without regard to any limitations imposed by Section 6(a) hereof.

         7. Conditions to the Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Closing Date and the Option Closing Date, shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each of such Closing Date and Option Closing Date, true and correct, the condition that the Company shall have performed all of its obligations theretofore to be performed, and the following additional conditions:

                  (a) The Registration Statement shall have been declared effective, and you shall have received notice thereof, not later than 5:00 p.m., Atlanta time, on the date of this Agreement, or at such other time and date as you may agree; all filings required by Rules 424(b) and 430A of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened or, to the knowledge of the Company, contemplated by the staff of the Commission; all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                  (b) The Representative shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in its judgment, is material or omits to state a fact which, in its judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Prior to the execution and delivery of this Agreement, on the effective date of any post-effective amendments to the Registration Statement and also at each of the Closing Date and the Option Closing Date, Clifton D. Bodiford, C.P.A. shall have furnished to you a letter or letters, dated the date of this Agreement, the effective date of any post-effective amendment to the Registration Statement and each of the Closing Date and the Option Closing Date, respectively, in form and substance satisfactory to you, to the effect set forth in Annex II hereto.

                  (d) You shall have received the opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Company, dated each of the Closing Date and the Option Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' counsel, with reproduced copies of signed counterparts thereof for each of the Underwriters, substantially to the effect set forth at Annex III hereto.

                  (e) On or prior to the Closing Date, you shall have received an agreement substantially in the form attached as Annex I hereto executed by each officer and director of the Company and by each person who beneficially owns (determined pursuant to Rule 13d-3 of the Exchange Act Rules and Regulations) 2% or more of the Common Stock, pursuant to which each such person or entity agrees not to offer for sale, sell, distribute or otherwise dispose of any shares of the Company's Common Stock (or any securities convertible into or exchangeable for any shares of Common Stock) during the 180 days following the commencement of the offering of the Shares, except with your prior written consent;

                  (f) (i) Neither the Company nor the Bank shall have sustained since the date of the last audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock, long-term debt or short-term debt of the Company or the Bank or any change or any development involving a prospective change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), would in your judgment materially adversely affect the market for the Shares.

                  (g) On or after the date hereof there shall not have occurred any of the following: (i) a moratorium on banking activities in South Carolina, or any state in which the Company or the Bank conducts its business declared by either federal or state authorities, as the case may be; (ii) any material adverse change in the financial or securities markets in the United States or in the political, financial or economic conditions in the United States or the outbreak or escalation of hostilities in which the United States is involved, or any declaration, on or after the date hereof, of a national emergency or war or any other substantial national or international calamity or emergency, if the effect of any such event specified in this clause or (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in manner contemplated in the Prospectus.

                  (h) The Company shall have furnished or caused to be furnished to you at each of the Closing Date and the Option Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of each of the Closing Date and the Option Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to each of the Closing Date and the Option Closing Date, and as to such other matters as you may reasonably request; and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 7, and as to such other matters as you may reasonably request.

                  (i) You shall have received evidence that is reasonably satisfactory to you that, except as disclosed in the Prospectus, all offers and sales of the Company's capital stock or other securities prior to the date hereof were at all relevant times duly registered under, or exempt from the registration requirements of, the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or the relevant statutes of limitation have expired, or civil liability therefor has been eliminated by an offer to rescind, except for such transactions as are in the aggregate immaterial to the Company.

                  (j) At each of the Closing Date and the Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may have requested, prior to each of the Closing Date and the Option Closing Date, in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions hereof; and, all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  (k) The Common Stock, including the Shares, shall have been approved for quotation on the OTC Bulletin Board subject only to notice of issuance of the Shares.

         8.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless you and each other Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act (i) from and against any losses, claims, damages, liabilities or expenses (including reasonable costs of investigation), as incurred and whether joint or several, to which such Underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto (including any information incorporated therein by reference or deemed to be part of the Registration Statement pursuant to Rule 430A(b), if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all loss, liability, claim, damage or expense whatsoever, as incurred and whether joint or several, to the extent of the aggregate amount paid in settlement of any litigation or claim, or any investigation or proceeding by any governmental, regulatory or arbitration agency, body or authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, and (iii) against any and all reasonable expenses whatsoever, as incurred and whether joint or several (including the fees and reasonable expenses of counsel chosen by the Representative), reasonably incurred in investigating, preparing for, providing evidence in, or defending against any claim, litigation, action, investigation or proceeding by any governmental, regulatory or arbitration agency, body or authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subsections (a)(i) or
(a)(ii) above; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with Underwriter Information; and provided further, that the foregoing indemnity agreement is subject to the conditions that, insofar as it relates to any untrue statement, omission, or alleged omission made in any Preliminary Prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, or liability purchased any Shares that are the subject thereof (or to the benefit of any person who controls such Underwriter), if a copy of the Prospectus was not sent or given to such person within the time required by the Act and the Rules and Regulations and the Prospectus would have cured the defect giving rise to such loss, claim, damage, or liability.

                  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expenses, as incurred, to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

                  (c) Promptly after receipt by an indemnified party under subsections (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent it is prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel, if any) separate from their own counsel for all indemnified parties in connection with any action or separate, but similar or related, actions arising out of the same general allegations or circumstances.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), referred to therein and with respect to which such party would otherwise be entitled to indemnity by virtue thereof, then each indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give notice required under subsection (c) above, then each indemnifying party shall contribute such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter Information on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director, officer, partner or person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act.

         9.       Default of Underwriter.

                  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date or the Option Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. The 36-hour periods referred to in this subsection (a) shall not include any hours between (i) 5:00 p.m., Atlanta, Georgia time, on any Friday through 9:00 a.m., Atlanta, Georgia time, the following Monday or (ii) 5:00 p.m., Atlanta, Georgia time, on the eve of any day on which the New York Stock Exchange is closed for trading ("holiday"), and 9:00 a.m., Atlanta, Georgia time on the day following that holiday.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Closing Date or Option Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Closing Date or Option Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Closing Date or Option Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Financial Advisor Services. In the event that the Company or the shareholders of the Company engage in a transaction prior to the consummation of the sale of the Shares and for a period ending March 26, 1999, in connection with which more than 25%, directly or indirectly, of the Company's outstanding capital stock, or assets representing 25% or more of the value of the Company's total assets are sold or agreed to be sold, the Company shall engage Edgar M. Norris & Co., Inc. to serve as a financial advisor in connection with such transaction based upon the terms of the customary agreement of Edgar
M. Norris & Co., Inc. in connection with such transactions, and shall pay a financial advisory fee in the amount of 2% of the total consideration in connection with the transaction (including payments made to shareholders of the Company, the face amount of any debt assumed and the current value of any employment or noncompetition agreements involved in the transaction). The financial advisory fee will be payable upon the consummation of the transaction.

         11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representative of the several Underwriters, by notifying the Company; provided, however, that the provisions of this Section and of Sections 6, 8 and 10 hereof shall at all times be effective.

                  If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of the Representative or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company shall then be under no liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall be under no further liability to any Underwriter except as provided in Sections 6, 8 and 10 hereof.

         13.      Notices.

                  (a) In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representative.

                  (b) All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to Edgar M. Norris & Co., Inc., 15 South Main Street, Greenville, South Carolina, 29602 (and a copy thereof shall be sent in the same manner to Long Aldridge & Norman LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia, 30308, Attention: William L. Floyd, Esq.); and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Mr. Michael C. Crapps (and a copy thereof shall be sent in the same manner to Nelson Mullins Riley & Scarborough LLP, 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia, 30309, Attention: Neil E. Grayson, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire or by telex, which address will be supplied to the Company by you on request.

         14.      Miscellaneous.

                  (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  (b)      Time shall be of the essence of this Agreement.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to the choice of law or conflicts of law principles thereof.

                  (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to authority of the signers thereof.

                                             Very truly yours,

                                             FIRST COMMUNITY CORPORATION


                                             By:
                                                --------------------------------
                                                Michael C. Crapps, President and
                                                Chief Executive Officer



Accepted as of the date hereof at Greenville, South Carolina.

EDGAR M. NORRIS & CO., INC.

As Representative of the several Underwriters in
Schedule I hereto

EDGAR M. NORRIS & CO., INC.


By:
   -----------------------------------------------------------
         Glenn R. Oxner, Chairman